UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2016 (October 10, 2016)

ACRE REALTY INVESTORS INC.

(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)
001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)
c/o Avenue Capital Group 399 Park Avenue, 6th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)
212-878-3504
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2016, ACRE Realty Investors Inc., formerly known as Roberts Realty Investors, Inc., (the “Company”), A-III Investment Partners LLC (“A-III”) and Charles S. Roberts (“Mr. Roberts”), entered into an agreement (the “Extension of Governance and Voting Agreement”), effective as of October 10, 2016, further extending the term of the Governance and Voting Agreement by and among the Company, A-III and Mr. Roberts (the “Governance and Voting Agreement”), dated as of January 30, 2015, and previously disclosed in the Company’s Current Report on Form 8-K filed February 2, 2015, but not the term of the Employment Agreement by and between the Company and Mr. Roberts (the “Employment Agreement”), dated as of January 30, 2015, and previously disclosed in the Company’s Current Report on Form 8-K filed February 2, 2015. The term of the Employment Agreement and of the Governance and Voting Agreement was each previously extended from January 30, 2016 to June 30, 2016 pursuant to the First Extension Agreement, dated as of January 28, 2016, and previously disclosed in the Company’s Current Report on Form 8-K filed February 2, 2016 and further extended from June 30, 2016 to December 31, 2016 pursuant to the Second Extension Agreement, dated as of June 15, 2016, and previously disclosed in the Company’s Current Report on Form 8-K filed June 16, 2016.

As a result of the Extension of Governance and Voting Agreement, the parties have agreed to further extend the expiration of the term of the Governance and Voting Agreement from December 31, 2016 to June 30, 2017. As a result, all of the respective rights and obligations of the parties under, and all other terms, conditions and provisions of, the Governance and Voting Agreement shall continue in full force and effect until June 30, 2017, unless the Governance and Voting Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof. Pursuant to the Extension of Governance and Voting Agreement, the parties agreed to nominate Mr. Roberts for re-election to the Board of Directors to be duly elected by the Company’s shareholders at the annual meeting to be held on Wednesday, December 14, 2016.

The foregoing description of the material terms and conditions of the Extension of Governance and Voting Agreement is qualified in its entirety by reference to a copy of the Extension of Governance and Voting Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Annual Meeting and Record Date

On October 14, 2016, the Board set the date for the Company’s annual meeting of shareholders (the “Annual Meeting”) for Wednesday, December 14, 2016, at the offices of our outside corporate counsel, Vinson & Elkins LLP, located at 666 5th Avenue, 26th Floor, New York, New York 10103 at 10:00 a.m. (EST). Shareholders of record at close of business on October 25, 2016 will be entitled to notice of and to vote at the Annual Meeting.

Deferral of the Deadline for the Company to File a Shelf Registration Statement

Upon the previously announced closing of the stock purchase by A-III in the Company on January 30, 2015, A-III and the Company entered into a Registration Rights Agreement, dated as of January 30, 2015 (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to file on or before the 180th day after the date of the Registration Rights Agreement (or July 30, 2015) a shelf registration statement providing for the resale from time to time of the shares of Company common stock owned by A-III, including shares of common stock underlying the warrants that A-III holds (a “Shelf Registration Statement”).

The Company previously announced that, on each of September 3, 2015 and May 30, 2016, the Company’s Board of Directors unanimously approved a deferral of the deadline for the Company to file a Shelf Registration Statement to register for resale A-III’s shares of Company common stock until up to May 31, 2016 and December 31, 2016, respectively.

On October 14, 2016, A-III and the Company agreed to further extend the deferral of the Shelf Registration Statement filing deadline under the Registration Rights Agreement until up to June 30, 2017. The Company’s Board of Directors unanimously approved the extension of the filing deadline on October 14, 2016. Other than the foregoing extension of the filing deadline to June 30, 2017, all terms and conditions of the Registration Rights Agreement remain in full force and effect.

Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements relate to our intent, belief, or expectations regarding the Company’s eligibility to use Form S-3 for the Shelf Registration Statement in 2017 and the ability of the Company to save costs by using Form S-3. These statements involve risks and uncertainties that include the risk that the Company could fail to satisfy the eligibility requirements to use Form S-3 later in 2017. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. For more information about other risks and uncertainties we face, please see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, a copy of which can be obtained from the Company’s website at www.acrerealtyinvestors.com.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Extension of Governance and Voting Agreement, dated as of October 10, 2016, by and among the Company, A-III Investment Partners LLC and Charles S. Roberts.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACRE REALTY INVESTORS INC.

Dated: October 14, 2016	By:	/s/ Gregory I. Simon
Gregory I. Simon
Executive Vice President,
General Counsel and Secretary